EXHIBIT 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 filed on or about November 20, 2003 pertaining to the Compensation Plan of Nonemployee Directors of Knight-Ridder, Inc., of our report dated January 21, 2003, consolidated financial statements and schedule of Knight-Ridder, Inc. included in the Annual Report (Form 10-K) for the year ended December 29, 2002, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

San Jose, California
November 20, 2003